CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-1/A (File No. 333-218054) of our audit report dated December 14, 2017, with respect to the financial statements of Sauer Energy, Inc. included in the Annual Report (Form 10-K) for the two years ended August 31, 2017.

Fruci & Associates II, PLLC
Spokane, WA 99201
December 14, 2017